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
                                                                                                       EXHIBIT 11.1
                                            HEALTH SYSTEMS DESIGN CORPORATION
                                            COMPUTATION OF NET LOSS PER SHARE

                                                 THREE MONTHS ENDED MARCH 31,           SIX MONTHS ENDED MARCH 31,
                                                     1998               1997               1998               1997
                                                --------------    ---------------    ---------------    ---------------

Net loss                                         $   (398,113)     $    (443,433)     $  (1,552,102)     $  (1,533,522)
                                                --------------    ---------------    ---------------    ---------------
                                                --------------    ---------------    ---------------    ---------------

Weighted average common shares outstanding           6,545,465          6,456,108          6,540,129          6,446,240
                                                --------------    ---------------    ---------------    ---------------
                                                --------------    ---------------    ---------------    ---------------

Net loss per common share                        $      (0.06)     $       (0.07)     $       (0.24)     $       (0.24)
                                                --------------    ---------------    ---------------    ---------------
                                                --------------    ---------------    ---------------    ---------------






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